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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




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
Date of report (Date of earliest event reported):   October 5, 1998 (September 18, 1998)
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                            THE MARQUEE GROUP, INC.
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               (Exact name of registrant as specified in charter)


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
        Delaware                         0-21711                              13-3878295
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(State or Other Jurisdiction       (Commission File No.)         (IRS Employer Identification No.)
    of Incorporation)

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888 Seventh Avenue 37th Floor, New York, New York                        10019
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:  (212) 977-0300
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                                      N/A
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(Former name or former address, if changed since last report)

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ITEM 2.           ACQUISITIONS OR DISPOSITIONS OF ASSETS

         On September 18, 1998, The Marquee Group, Inc. (the "Company") consummated its acquisition of all the issued and outstanding equity interests in Halcyon Days, Productions, Inc., Robbins Entertainment Group, Inc. and Tollin/Robbins Management, LLC (collectively, "Tollin/Robbins"). Tollin/Robbins is an award-winning independent film and television production company. The initial consideration for the Tollin/Robbins acquisition was $20.5 million in cash. In addition, the two sellers will each receive $800,000 in cash, payable in four equal annual installments beginning September 15, 1999 and will receive additional consideration based on the EBITDA (as defined in the acquisition agreement) of the acquired entities through 2003, payable in shares of the Company's common stock and cash. The funds used to consummate the Tollin/Robbins acquisition were obtained from borrowings under the Company's credit agreement.

         The foregoing description does not purport to be a complete description of the terms of the Tollin/Robbins acquisition agreement and is qualified by reference to such agreement, which is attached hereto as Exhibit 2.1.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         The required financial statements will be filed no later than 60 days after the date this Form 8-K was required to be filed.

(b)      Pro Forma Financial Information.

         The required pro forma financial information will be filed no later than 60 days after the date this Form 8- K was required to be filed.

(c)      Exhibits.

2.1 Purchase Agreement, dated September 18, 1998, by and between The Marquee Group, Inc., Michael Tollins and Brian Robbins.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                  THE MARQUEE GROUP, INC.



                                  By: /s/ Jan E. Chason
                                     ---------------------------------------
                                  Name:  Jan E. Chason
                                  Title:  Chief Financial Officer and Treasurer

Date:  October 5, 1998